UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2011

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Currently, Mr. George Sanders, the Company's Executive Vice President, Real Estate & Store Development, is a party to an Amended and Restated Employment Agreement with the Company, which is attached to this Form 8-K as Exhibit 99.1. Among other items, in the event Mr. Sanders is terminated by the Company without cause or resigns for good reason, the Employment Agreement provides for a lump sum payment of Mr. Sanders’ annual bonus equal to the greater of (1) the actual bonus earned during the year of termination, prorated for the period employed during that year, or (2) the average bonus paid over the immediately preceding three years.

Section 162(m) of the Internal Revenue Code limits a public company's deduction for any of its covered employees (i.e., chief executive officer and next three highest paid employees) to $1 million per year unless the compensation is "qualified performance based compensation," as defined in Section 162(m). The Internal Revenue Service’s Revenue Ruling 2008-13 states, in part, that compensation is not "qualified performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code if it could be paid without achieving performance goals in the event of, for example, the termination of the executive without cause or resignation of the executive for good reason. As such, the Company and Mr. Sanders evaluated an amendment to Mr. Sanders' Employment Agreement so that it could be made consistent with Revenue Ruling 2008-13. That evaluation resulted in an agreed upon amendment to the Employment Agreement whereby the lump sum payment of Mr. Sanders' annual bonus on termination without cause or resignation for good reason is based only on actual performance and is prorated for the time during the year that Mr. Sanders was employed, which amendment is reflected in Amendment Number One dated February 25, 2011 and attached to this Form 8-K as Exhibit 99.2.

In addition, certain other amendments to Mr. Sanders’ Employment Agreement were agreed upon and are also reflected in Amendment Number One. Those other amendments include the following: (i) the multiple of base salary upon which the lump sum payment of base salary on termination would be based was adjusted upward by 0.5, so that the multiple in Mr. Sanders’ Employment Agreement will now be 1.5 times his base salary, rather than the previous multiple of 1 times; (ii) in addition to certain accrued rights, Mr. Sanders will now be eligible to receive, upon termination for either disability or death, a bonus earned during the year of termination, prorated for the period Mr. Sanders is employed during that year; and (iii) potential ambiguities with respect to references to calendar and fiscal years were clarified.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Amended and Restated Employment Agreement of George S. Sanders
99.2 Amendment Number One to the Amended and Restated Employment Agreement of George S. Sanders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

March 3, 2011	By:	Edward W. Wilhelm

Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement of George S. Sanders
99.2	Amendment Number One to the Amended and Restated Employment Agreement of George S. Sanders